SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  June 26, 2000


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identificati
                 of                       on No.)
            Incorporatio
                 n)


       515-A Shaw Road, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:  (703) 925-
                              6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

On May 19, 2000, Atlantic Coast Airlines Holdings, Inc. (the "Company") provided notice that the Company intended to redeem all of its 7% Convertible Subordinated Notes due 2004 (the "Notes") that remained outstanding as of July 3, 2000. Pursuant to the terms of the indenture under which the Notes were issued, holders of the Notes were entitled at any time before the close of business on June 26, 2000 to convert the Notes into the Company's common stock at a conversion price of $9.00 per share. Notes with a principal amount of $19,820,000, representing all of the outstanding Notes, were timely submitted for conversion, and 2,202,217 shares of Company common stock have been issued upon conversion of those Notes.

Separately, the Company announced that, after consulting with the Federal Aviation Administration and Delta Connection, Inc., the schedule for obtaining operating certification for the Company's ACJet subsidiary has been revised, with an expected completion
date of mid-to-late July.   The Company expects Delta Connection,
Inc. to announce the start date for revenue service shortly thereafter. The Company previously anticipated the start-up of scheduled service by its ACJet subsidiary by the beginning of July 2000. The first two sentences in this paragraph contain projections and represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ from these projections. Those factors include, among others, adverse weather conditions, scheduling constraints or other delays in obtaining regulatory approval for ACJet to conduct air transportation.








                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.


Date:  July 11, 2000                    By:  Thomas J. Moore
                              Title:    President and Chief
                                   Operating Officer